UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

ALTEON INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16043 (Commission File Number)	13-3304550 (IRS Employer Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders and Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 27, 2005, the Registrant filed an Amended Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series F Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to amend its Restated Certificate of Incorporation, as amended, to make reference to the recently adopted Amended and Restated Stockholder Rights Agreement, as further described herein in Item 8.01.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by the terms and conditions of the Certificate of Designations, which is incorporated by reference as Exhibit 4.1 (or specifically, Exhibit A thereto) to the Amended Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) on Form 8-A filed on July 27, 2005 with the SEC.

Item 8.01 Other Events

On July 27, 2005, the Registrant issued a press release announcing that its Board of Directors had adopted an Amended and Restated Stockholder Rights Agreement, dated as of July 27, 2005, by and between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, to renew and replace its Stockholders Rights Agreement that expired on that same date.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit.

     99.1 Press Release dated July 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.
Dated: July 27, 2005	/s/ Kenneth I. Moch
Kenneth I. Moch
President and Chief Executive Officer